Exhibit 10.1

ACKNOWLEDGEMENT

Independence Realty Trust, Inc. (the “Company”) expects to enter into an Agreement and Plan of Merger with Steadfast Apartment REIT, Inc. (“Steadfast”), and certain other parties named therein, whereby (1) Steadfast will be merged with and into IRSTAR Sub, LLC, wholly-owned subsidiary of the Company (“IRT Merger Sub”), with IRT Merger Sub surviving as a wholly-owned subsidiary of the Company (the “Company Merger”), and (2) immediately following the Company Merger, Steadfast Apartment REIT Operating Partnership, L.P. will be merged with and into Independence Realty Operating Partnership, LP (“IRT OP”), with IRT OP surviving (the “Partnership Merger” and, together with the Company Merger, the “Mergers”).

_______ (the “Executive”) holds certain equity awards (the “Outstanding Awards”) issued to him or her by the Company under the Independence Realty Trust, Inc. 2016 Long Term Incentive Plan (the “Incentive Plan”).  The Company has concluded that the Mergers, if consummated, will not constitute a “Change in Control” under the Incentive Plan and has asked the Executive to acknowledge that conclusion by executing this Acknowledgement.

Accordingly, the Executive hereby acknowledges and agrees that the Mergers, if consummated, will not constitute a “Change in Control” under the Incentive Plan and, therefore, provisions of the Outstanding Awards and the Incentive Plan pertaining to Change in Control will not be implicated by the Mergers.

Intending to be legally bound hereby, the Executive has executed this Acknowledgement on July ____, 2021.

EXECUTIVE:

_______________________________

[Name]